Exhibit 10.36

CREDIT AGREEMENT

$32,500,000.00 Credit Facility

by and between

FOREFRONT HOLDINGS, INC.,

a Florida corporation,

“Borrower”

and

STANFORD VENTURE CAPITAL HOLDINGS, INC.,

a Delaware corporation

“Lender”

Dated as of November 21, 2007

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (the “Agreement”), dated as of November 21, 2007 (the “Effective Date”), is made by and between FOREFRONT HOLDINGS, INC., a Florida corporation (the “Borrower”) and STANFORD VENTURE CAPITAL HOLDINGS, INC., a Delaware corporation (the “Lender”).

W I T N E S S E T H

WHEREAS, the Borrower desires to obtain a commitment from the Lender to make loans to the Borrower; and

WHEREAS, the Lender is willing to extend the commitment to the Borrower on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

Section 1.1 Definitions. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated which meanings shall be equally applicable to both the singular and the plural forms of such terms:

1.1.1 “Affiliate” shall mean any Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control, with a Borrower, or 5% or more of the equity interest of which is held beneficially or of record by the Borrower or a Subsidiary. The term “control” means the possession, directly of indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.1.2 “Agreement” means this Credit Agreement, as the same may from time to time be amended.

1.1.3 “Borrower” has the meaning assigned to that term in the introduction to this Agreement.

1.1.4 “Borrowing” shall mean the drawing down by the Borrower of a loan or loans from the Lender on any given Borrowing Date.

1.1.5 “Borrowing Date” shall mean the date as of which a Borrowing is consummated.

1.1.6 “Business Day” shall mean a day on which commercial banks are open for business in the state of Florida.

1.1.7 “Code” shall mean the Internal Revenue Code of 1986 as amended from time to time, and the regulations and published interpretations thereof.

1.1.8 “Commencement Date” shall mean the date of execution by the Borrower of this Agreement.

1.1.9 “Commission” shall mean the Securities and Exchange Commission.

1.1.10 “Default” means any event which, with the lapse of time, the giving of notice, or both, would become an Event of Default.

1.1.11 “Default Rate” shall mean 24% per annum.

1.1.12 “Director” shall mean any member of the Board of Directors of the Borrower.

1.1.13 “Effective Date” means the date all parties hereto have executed this Agreement and the Loan Documents and Borrower has complied with all conditions precedent thereto.

1.1.14 “Entity Authorizations” shall mean certified copies of Borrower’s articles of incorporation and bylaws and current certificates of good standing and certified resolutions or authorizations as may be required to establish the power and authority of the Borrower to execute, deliver and perform its respective obligations under, as the case may be, the Loan Documents.

1.1.15 “Event of Default” has the meaning assigned to that term in Section 7.1 hereof.

1.1.16 “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

1.1.17 “Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or here-after in existence.

1.1.18 “Indebtedness” of any Person shall mean (i) all indebtedness or liability for borrowed money or for the deferred purchase price of any property (including accounts payable to trade creditors under customary trade credit terms) or services for which the Person is liable as principal, (ii) all indebtedness (excluding unaccrued finance charges) secured by a Lien on property owned or being purchased by the Person, whether or not such indebtedness shall have been assumed by the Person, (iii) any arrangement (commonly described as a sale-and-leaseback transaction) with any financial institution or other lender or investor providing for the leasing to the Person of property which at the time has been or is to be sold or transferred by the Person to the lender or investor, or which has been or is being acquired from another Person, and (iv) all obligations of partnerships or joint ventures in respect of which the Person is primarily or secondarily liable as a partner or joint venturer or otherwise (provided that in any event for purposes of determining the amount of the Indebtedness, the full amount of such obligations, without giving effect to the contingent liability or contributions of other participants in the partnership or joint venture, shall be included).

1.1.19 “Lender” has the meaning assigned to that term in the introduction to this Agreement.

1.1.20 “Lien” shall mean a mortgage, pledge, lien, hypothecation, assignment, security interest or other charge or encumbrance or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, including fixtures, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used.

1.1.21 “Loan” shall mean the aggregate principal amount advanced by the Lender as a loan or loans to the Borrower under Article 2 and Article 6 hereof, or, where the context so requires.

1.1.22 “Loan Documents” shall mean those documents executed or submitted in connection with the Loan, including, without limitation, (i) the Note; (ii) this Credit Agreement; and (iii) all other documents and instruments executed by the Borrower in connection with the Loan and/or as may be required by Lender or Lender’s counsel, including those referred to in Section 6 hereof.

1.1.23 “Loan Funding Period” shall mean the period between the Effective Date and the Maturity Date.

1.1.24 “Maturity Date” shall mean September 30, 2009.

1.1.25 “Note” shall mean the Subordinated Promissory Note described in Section 2.2 hereof, in the principal amount of $32,500,000.00 dated the initial Borrowing Date and payable to the order of the Lender, substantially in the form of Exhibit “A” attached hereto and made a part hereof, and any modifications, renewals, replacements or substitutions therefor made from time to time hereafter, and to the extent applicable.

1.1.26 “Obligations” shall mean any and all liabilities, obligations, covenants, duties and debts, owing by the Borrower to the Lender, arising under this Agreement or any other Loan Document, including without limitation, all interest, charges, indemnities, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Borrower hereunder or under any other Loan Document, or any other contractual agreement between the Lender and the Borrower.

1.1.27 “Person” shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, partnership or government, or any agency or political subdivision of any government, or other entity of whatever nature.

1.1.28 “Securities Act” shall mean the Securities Act of 1933, as amended and the rules promulgated thereunder.

1.1.29 “Subsidiary” shall mean any Person in which the Borrower may own, directly or indirectly, an equity interest of more than 50%, or which may effectively be controlled by the Borrower, during the term of this Agreement.

Section 1.2 Accounting Terms. Accounting terms not specifically defined in this Agreement shall have the meaning given to them under accounting principles and practices generally accepted in the United States, applied on a consistent basis with the financial statements referred to in Section 3.3 hereof, and shall be determined both as to classification of items and amounts in accordance therewith. All Subsidiaries shall be consolidated to the fullest extent permitted by such principles and practices, and any accounting terms, financial covenants and financial statements referred to herein shall be determined and prepared on the basis of such consolidation.

Section 1.3 Other Definitional Provisions. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection and Exhibit references are to this Agreement unless otherwise specified.

ARTICLE II - LOAN

Section 2.1 Loan. Lender shall loan to the Borrower a gross amount of $32,500,000.00 in accordance with draw requests made by the Borrower from time to time. The Borrower shall submit each draw request to Lender at least four weeks before the desired funding date. All draw requests shall be subject to approval by Lender in its sole and absolute discretion.

Section 2.2 Note. In consideration of the Loan, the Borrower shall execute and deliver in favor of Lender a subordinated promissory note in the form and content substantially the same as Exhibit “A” attached hereto (the “Note”).

Section 2.3 Use of Proceeds. The Borrower will use the net proceeds of the Loan (i) to refinance the loans from Lender to the Borrower in the outstanding principal amount of $5,950,000 initially made by Stanford International Bank Limited (“SIBL”) to the Borrower; (ii) to refinance the loan of $5,030,000 from SIBL to the Borrower in connection with various corporate restructuring transactions consummated in September 2007; (iii) to pay all of Lender’s reasonable costs and expenses incurred in connection with the Loan as described in Section 2.4, below; (iv) for the general working capital purposes of Forefront Group, Inc., the Borrower’s Subsidiary.

Section 2.4 Expenses. Immediately upon the execution of this Agreement, Borrower shall pay all of Lender’s reasonable costs and expenses including, without limitation, reasonable attorneys’ fees, incurred in connection with the Loan.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make the Loan provided for herein, the Borrower makes the following representations and warranties to the Lender, all of which are true and correct as of the date hereof and shall be true and correct as of the date of each draw of Loan funds, and all of which shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents:

Section 3.1 Corporate Existence and Power. The Borrower is duly organized validly existing and in good standing under the laws of its state of organization and is duly qualified or licensed to transact business in all places where such qualification or license is necessary. The Borrower has the power to enter into and perform this Agreement and the Loan Documents, to the extent that it has executed such documents, and this Agreement does, and the Loan Documents when duly executed and delivered for value will, constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

Section 3.2 Authority. The making and performance by the Borrower of this Agreement, the Note, the Loan Documents, and any additional documents pursuant hereto, has been duly authorized by all necessary legal action of the Borrower, and does not and will not violate any provision of law or regulation, or any writ, order or decree of any court, governmental, regulatory authority or agency, and does not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower, pursuant to any instrument or agreement to which the Borrower is a party or by which the Borrower or its properties may be bound or affected.

Section 3.3 Financial Condition. The financial statements of the Borrower set forth in the periodic filings made by the Borrower with the Commission through the quarter ended September 30, 2006 were prepared in accordance with generally accepted accounting principles consistently applied, are complete and correct and fairly present the consolidated financial condition of the Borrower, and its Subsidiaries, as of that date. Monthly unaudited balance sheets and statements of income and cash flow for the Borrower as of and for the months ended on October 31, 2006 through September 30, 2007 have been provided to the Lender (the “Interim Financial Statements”). All such Interim Financial Statements are true, complete and correct in all material respects, were prepared in accordance with accounting practices and procedures historically used by the Borrower applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Borrower as of such dates and the results of operations and cash flows for the periods then ended. Other than as disclosed by the financial statements described in this Section 3.3, the Borrower has no direct or contingent obligations or liabilities which would be material to the financial position of the Borrower or any material unrealized or anticipated losses from any commitments of the Borrower. Since the date of such financial statements, there has been no material adverse change in the business or financial condition of the Borrower.

Section 3.4 Full Disclosure. The financial statements referred to in Section 3.3 do not, nor does this Agreement, nor any written statement furnished by the Borrower to the Lender in connection with the negotiation of this Agreement or the Loan, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

There is no fact which the Borrower has not disclosed to the Lender in writing which materially and adversely affects nor, so far as the Borrower can now foresee, is reasonably likely to prove to materially and adversely affect the business or financial condition of the Borrower or the ability of the Borrower to perform this Agreement, the Note or any other Loan Document.

Section 3.5 Litigation. Except to the extent disclosed in Schedule 3.5 attached hereto, there are no suits, actions or proceedings pending, or to the knowledge of the Borrower, threatened before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the business or financial condition of the Borrower.

Section 3.6 Payment of Taxes. As of the date of execution of this Agreement, federal income tax returns of the Borrower have been filed with Internal Revenue Service and no deficiencies have been assessed. The Borrower has filed or caused to be filed, or has obtained extensions to file all federal, state and local tax returns which are required to be filed, and have paid or caused to be paid, or have reserved on their books amounts sufficient for the payment of, all taxes as shown on said returns or on any assessment received by them, to the extent that the taxes have become due, except as otherwise permitted by the provisions hereof. The Borrower has established reserves which are reasonably believed by the Borrower to be adequate for the payment of said taxes for the years that have not been audited by the respective tax authorities.

Section 3.7 No Adverse Restrictions or Defaults. Except as set forth in Schedule 3.7 attached hereto, the Borrower is not a party to any agreement or instrument or subject to any court order or judgment, governmental decree, charter or other restriction adversely or materially affecting its business, properties or assets, operations or condition (financial or otherwise). The Borrower is not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which the Borrower and its properties, may be bound or affected, or under any material law, regulation, decree, order or the like, which default would have a material adverse effect on the Borrower.

Section 3.8 Authorizations. All material authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by the Borrower or for the conduct of business in which the Borrower is engaged, have been duly issued and are in full force and effect, and to the best of Borrower’s knowledge, the Borrower is not in default under any material order, decree, ruling, regulation, closing agreement or other decision or instrument of any government commission, bureau or other administrative agency or public regulatory body having jurisdiction over the Borrower, which default would have a material adverse effect on the Borrower. No approval, consent or authorization of or filing or registration with any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of this Agreement, the Note or any of the Loan Documents executed in connection with the making of the Loan, other than filings required under applicable securities laws which shall have been duly made by the Borrower as of the Effective Date.

Section 3.9 Title to Property. The Borrower and each of its Subsidiaries have, respectively, good and marketable title to all of its property and assets, reflected in the latest financial statements referred to in Section 3.3 or purported to have been acquired by any of them subsequent to such date, except property and assets sold or otherwise disposed of subsequent to such date in the ordinary course of business. Except as set forth on Schedule 3.9 attached hereto and as disclosed on the financial statements provided to the Lender and referred to in Section 3.3 hereof, all property and assets of any kind of the Borrower, and each of its Subsidiaries, are free from any liens, claim or encumbrances. The Borrower and each of its Subsidiaries enjoy peaceful and undisturbed possession under all of the leases under which they are operating, if any, none of which contain any provisions that will materially impair or adversely affect the operations of the Borrower, as the case may be.

Section 3.10 Indemnification by Borrower. All of the representations and warranties of the Borrower, as set forth in this Agreement shall survive the making of this Agreement and the full repayment of the Loan; accordingly, in the event of any claims against Lender, resulting from the breach of any of the foregoing warranties and representations, the Borrower shall and hereby agrees to indemnify Lender for any such claims notwithstanding the full repayment of the Loan. Each and every requisition submitted by Borrower for funds under this Agreement shall constitute a new and independent representation and warranty to Lender with respect to all of the matters set forth in this Agreement, as of the date of such requisition.

ARTICLE IV - AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that from and after the Effective Date and until payment in full of the principal of and interest on the Note, unless the Lender shall otherwise consent in writing, the Borrower will:

Section 4.1 Loan Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 2.3 and furnish the Lender with all evidence that it may reasonably require with respect to such use.

Section 4.2 Existence. Do or cause to be done all things necessary to preserve and keep in full force and affect its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in each jurisdiction where qualification is necessary or desirable in view of its business operations or the ownership of its properties.

Section 4.3 Maintenance of Business and Property. Continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year and as currently contemplated for the future; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and advantageously at all times.

Section 4.4 Insurance. Insure and keep insured in good and financially sound and responsible insurance companies reasonably satisfactory to the Lender, all insurable property owned by it which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from such hazards or risks, including fire, flood and windstorm as are insured by companies similarly situated and operating like properties, insure and keep insured employers’ and public liability risks in responsible insurance companies to the extent usually insured by companies similarly situated; and maintain such other insurance as may be required by law or as may reasonably be required in writing by the Lender.

Section 4.5 Payment of Indebtedness, Taxes, Etc.

4.5.1 Pay all of its indebtedness and obligations promptly and in accordance with normal terms; and

4.5.2 Pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its property or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided however, that the Borrower shall not be required to pay and discharge or to cause to be paid and discharged any tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect to any tax, assessment, charge, levy or claim, so contested.

Section 4.6 Compliance with Laws. Duly observe, conform and comply with all laws, decisions, judgments, rules, regulations and orders of all governmental authorities applicable to the conduct of its business, its properties, and assets, except those being contested in good faith by appropriate proceedings diligently pursued; and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

Section 4.7 Notice of Default. Upon the occurrence of any Default or Event of Default, promptly furnish written notice thereof to the Lender.

Section 4.8 Inspection. At reasonable times and after reasonable prior written notice, the Borrower shall permit any representatives of Lender to visit and inspect any of the properties of the Borrower, to examine and copy all books of account, records, reports and other papers, and to discuss the affairs, finances and accounts with Borrower’s employees and independent accountants at all such reasonable times and as often as may be reasonably requested.

Section 4.9 Notice of Litigation and Other Proceedings. Give prompt notice in writing to the Lender of the commencement of: (a) all material litigation which, if adversely determined, might adversely affect the business or financial condition of the Borrower; (b) all other litigation involving a claim against the Borrower for $25,000 or more in excess of applicable insurance coverage; and (c) any citation, order, decree, ruling or decision issued by, or any denial of any application or petition to, or any proceeding before any governmental commission, bureau or other administrative agency public regulatory body against or affecting the Borrower, or any property of the Borrower or any lapse, suspension or other termination or modification of any certification, license, consent or other authorization of any agency or public regulatory body, or any refusal of any thereof to grant any application therefor, in connection with the operation of any business conducted by the Borrower.

ARTICLE V - NEGATIVE COVENANTS

The Borrower covenants and agrees that from the Effective Date and until payment in full of the principal of and interest on the Note, unless the Lender shall otherwise consent in writing, the Borrower will not:

Section 5.1 Limitation of Liens. Except as otherwise permitted by the Loan Documents, create, assure, incur or suffer to exist any Lien upon, or transfer or assignment of, any of its property or revenues or assets now owned or hereafter acquired to secure any Indebtedness of obligations, or enter into any arrangement for the acquisition of any property subject to conditional sale agreements or leases or other title retention agreements; excluding, however, from the operation of this covenant: (i) deposits or pledges to secure payment of worker’s compensation, unemployment insurance, old age pensions or other social security; (ii) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money) or leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of like general nature in the ordinary course of business; (iii) Liens for property taxes not delinquent and Liens for taxes which in good faith are being contested or litigated; (iv) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days or more or which are in good faith being contested or litigated; (v) Liens securing the unpaid purchase price of equipment purchased by the Borrower in the ordinary course of its business and Liens existing upon assets acquired by the Borrower; (vi) Liens on the capital stock of Forefront Group, Inc. and Miller Golf Company pursuant to a stock pledge in favor of FCC, LLC, d/b/a First Capital, a Florida limited liability company (“FCC”); and (vii) any existing Liens reflected in the financial statements referred to in Section 3.3 hereof.

Section 5.2 Limitation on Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except

5.2.1 The Note and any other Indebtedness of the Borrower to the Lender;

5.2.2 Indebtedness which is subordinated to the prior payment in full of the principal of, and interest on, the Note(s) on terms and conditions approved in writing by the Lender;

5.2.3 Indebtedness representing the unpaid purchase price of equipment purchased by the Borrower in the ordinary course of its business and Indebtedness existing upon assets acquired by the Borrower;

5.2.4 Existing Indebtedness reflected in the audited financial statements and Interim Financial Statements referred to in Section 3.3 hereof.

Section 5.3 Mergers, Consolidations and Acquisition of Assets. Wind up, liquidate, dissolve, merge or consolidate with any corporation or entity, or acquire all or substantially all of the assets of any corporation except that the Borrower may merge or consolidate with any Subsidiary provided that the Borrower is the surviving corporation.

Section 5.4 Sale, Lease, Etc. Sell, lease, assign, transfer or otherwise dispose of any of its assets or revenues (other than obsolete or worn-out personal property or personal property or real estate not used or useful in its business) whether now owned or hereafter acquired, other than in the ordinary course of business.

Section 5.5 Management and Ownership. Permit any material change in its ownership or management.

Section 5.6 General.

(i)	engage, directly or through other Persons, in any business other than the business now carried on;

(ii)	change its articles of incorporation, bylaws or other charter documents except as contemplated hereby;

(iii)	declare or pay dividends or make any other distribution or redeem any of its equity securities; or

(iv)	enter into or modify a material related-party transaction.

ARTICLE VI - CONDITIONS TO LENDER’S OBLIGATIONS TO MAKE THE LOAN

The conditions listed below are precedent to any obligations of the Lender hereunder and shall be complied with in form and substance satisfactory to Lender and its counsel prior to the Lender’s obligation to advance any portion of the Loan:

Section 6.1 Each Advance. The obligation of the Lender to make each advance pursuant to Article 2 herein is subject to no adverse change in the condition, financial or otherwise of the Borrowers and no default or the occurrence of any event which with notice or passage of time would become a default under this Agreement or any of the Loan Documents, and is subject to the following conditions precedent, each of which shall have been met or performed by the Borrowing Date:

6.1.1 Lender Approval. The Lender shall have approved the advance;

6.1.2 No Default. (i) No Default or Event of Default shall have occurred and be continuing or will occur upon the making of the Loan on such Borrowing Date, and all representations and warranties made by the Borrower herein or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of such Borrowing Date, and (ii) a certificate to this effect shall have been issued to the Lender on such Borrowing Date by the Borrower’s Chief Financial Officer; and

6.1.3 Use of Proceeds. The Loan proceeds shall have theretofore been applied in accordance with the use of proceeds as set forth in Section 2.3 hereof.

Section 6.2 Release of Guaranty. At or prior to the Effective Date, the Borrower shall have provided evidence to the Lender of the unconditional release of the Guaranty, and all obligations thereunder, executed by the Borrower in favor of FCC in connection with the FCC Loan Agreement.

Section 6.3 Note. The Note shall have been duly executed and delivered to the Lender.

Section 6.4 Supporting Documents. The Borrower shall have executed and delivered, or caused to be executed and delivered, to the Lender each of the certificates and the other Loan Documents and all additional documents and certificates that the Lender or its counsel may require, and all such certificates and documents specified in this Article 6 shall be reasonably satisfactory in form and substance to the Lender and its counsel. The Lender shall cause SIBL to execute the waiver in the form of Exhibit “B” attached hereto.

Section 6.5 Expenses. The Borrower shall have paid all of Lender’s reasonable fees and expenses incurred in connection with this Agreement. In addition, the Borrower shall have paid all applicable documentary stamp taxes, intangible taxes and other closing costs.

Section 6.6 Pre-Funding Conditions and Requirements. Borrowers shall furnish to Lender each of the following items, satisfactory in form and content to Lender, at Borrower’s sole expense prior to any Loan disbursements:

6.6.1 Certificate of Status and certified copy of articles of incorporation of the Borrower, issued by the state of formation, together with certified copies of Borrower’s by-laws, and a certificate as to incumbency and adoption of authorizing resolutions by the Borrower.

6.6.2 Current financial statements of the Borrower and the Guarantor.

6.6.3 There shall have been no material adverse change in the financial condition of the Borrower or the Guarantor; nor any material adverse event or condition affecting the Borrower or the Guarantor, or the validity or enforceability of the Loan.

6.6.4 Compliance with all conditions, requirements, agreements, instruments, and financial statements required herein must be satisfactory in form and content to Lender and its counsel.

6.6.5 The Loan shall be evidenced and secured by final, definitive Loan Documents all effectuating the Loan terms and conditions set forth herein and containing such other provisions as Lender shall require.

6.6.6 Borrower shall provide such other documents as may be reasonably required by Lender’s counsel, including documents which verify and confirm Borrower’s representations, warranties and covenants to Lender.

ARTICLE VII - EVENTS OF DEFAULT

Section 7.1 Events of Default. If any one of the following “Events of Default” shall occur and shall not have been remedied:

7.1.1 Any representation or warranty made or deemed made by the Borrower herein or in any of the other Loan Documents, or in any certificate or report furnished by the Borrower at any time to the Lender, shall prove to have been incorrect, incomplete or misleading in any material respect on or as of the date made or deemed made; or

7.1.2 The Borrower shall fail to pay, when due, any principal of or interest on the Note, or to pay when due any other sum payable under this Agreement and the same is not paid within 10 days after written notice from Lender; or

7.1.3 Any default by the Borrower under any Indebtedness or other obligation to the Lender or any of its Affiliates which is not cured within any grace periods provided thereunder or otherwise is not otherwise waived by the Lender or its Affiliate; or

7.1.4 The Borrower shall default in any material respect in the performance of any agreement, covenant or obligation contained herein or in any of the other Loan Documents if the default continues for a period of 30 days after notice of default to the Borrower by the Lender; or

7.1.5 Final judgment for the payment of money in an amount in excess of $50,000 shall be rendered against the Borrower and the same shall remain undischarged for a period of 30 days, during which period execution shall not effectively be stayed, provided the Borrower, as applicable, will have the right to contest in good faith by appropriate proceedings and provided the Borrower shall have set aside on its books adequate reserves for payment of such money; or

7.1.6 The Borrower’s default in the performance of its obligations with respect to any Indebtedness in excess of $25,000 or as lessor or as lessee under any lease of all or any material portion of its property, after the expiration of any applicable cure periods other than any default which is waived; or

7.1.7 The Borrower shall cease to exist or to be qualified to do or transact business in the states in which its property, assets or business are located, or shall be dissolved or terminated or shall be a party to a merger or consolidation, or shall sell all or substantially all of its assets; or

7.1.8 If, without the prior written consent of Lender, which consent shall be in Lender’s sole and absolute discretion, any equity interest in the Borrower is issued, sold, transferred, conveyed, assigned, mortgaged, pledged, or otherwise disposed of, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into; or

7.1.9 The Borrower shall (i) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Borrower, as the case may be, or of all or of a substantial part of the assets of the Borrower, as the case may be, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

7.1.10 The Borrower shall fail to furnish to the Lender notice of default in accordance with Section 4.7 hereof, within 10 days after any such notice of default becomes known to the Chief Executive Officer or Chief Financial Officer of the Borrower, whether or not notification to the Borrower is furnished by the Lender.

Section 7.2 Remedies. In the case of any such Event of Default, the Lender may, by written notice to the Borrowers, at its option: (A) immediately terminate the commitment of the Lender to advance funds hereunder, (B) to the extent permitted by law, the rate of interest on the unpaid principal amount of the Loan shall be increased, at the Lender’s option, to the Default Rate, (C) immediately declare the principal of, and interest accrued on, the Note immediately due and payable without presentment, demand, protest or notice, whereupon the same shall become immediately due and payable and/or (D) exercise any and all rights available under applicable law.

ARTICLE VIII - MISCELLANEOUS

Section 8.1 No Waiver, Remedies Cumulative. No failure on the part of the Lender to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

Section 8.2 Survival of Representations. All representations and warranties made herein shall survive the making of the loans hereunder and the delivery of the Note, and shall continue in full force and effect so long as the Note is outstanding and unpaid and the commitment to make the Loan has not been terminated.

Section 8.3 Notices. Any notice or other communication hereunder to any party hereto shall be by hand delivery, facsimile, recognized overnight courier or registered or certified mail, return receipt requested, and shall be deemed to have been given or made when delivered to the party at its address or fax number specified next to its signature hereto (or at any other address that the party may hereafter specify to the other parties in writing).

Section 8.4 Construction. This Agreement and the Note shall be deemed a contract made under the law of the State of Florida and shall be governed by and construed in accordance with the law of said state and any suit, action or proceeding arising out of or relating to this Agreement may be commenced and maintained in any court of competent subject matter jurisdiction in Miami-Dade County, Florida, and any objection to such jurisdiction and venue is hereby expressly waived.

Section 8.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lender, and their respective successors and assigns, provided, that the Borrower may not assign any of its rights hereunder without the prior written consent of the Lender, which may be arbitrarily withheld, and any such assignment will be void.

Section 8.6 Limit on Interest. Anything herein or in the Note to the contrary notwithstanding, the obligations of the Borrowers under this Agreement and the Note to the Lender shall be subject to the limitation that payments of interest to the Lender shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender (if any) which limit the maximum rate of interest which may be charged or collected by the Lender; provided however, that nothing herein shall be construed to limit the Lender to presently existing maximum rates of interest, if any increased interest rate is hereafter permitted by reason of applicable federal or state legislation.

Section 8.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to an original and all of which when taken together shall constitute but one and the same instrument.

Section 8.8 Headings. The headings are for convenience only and are not to affect the construction of or to be taken into account in interpreting the substance of this Agreement.

Section 8.9 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 8.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement with respect to the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions thereof, and this Agreement supersedes and replaces all prior negotiations and agreements between the parties hereto, or any of them, whether oral or written. Each of the parties hereto acknowledges that no other party, agent or attorney of any other party, has made any promise, representation or warranty whatsoever, expressed or implied, not contained herein concerning the subject matter hereof to induce the other party to execute this Agreement or any of the other documents referred to herein, and each party hereto acknowledges that it has not executed this Agreement or such other documents in reliance upon any such promise, representation or warranty not contained herein.

Section 8.11 Construction. The Loan Documents were drafted with the joint participation of the Borrower and Lender, and their respective counsel, and shall be construed neither against nor in favor of any of them, but rather in accordance with the fair meaning thereof.

Section 8.12 Course of Dealing; Amendment; Supplemental Agreements. No course of dealing between the Lender and the Borrower shall be effective to amend, modify or change any provision of this Agreement. This Agreement or any document executed in connection herewith, may not be amended, modified, or changed in any respect except by agreement in writing signed by the Lender and the Borrower.

Section 8.13 Indemnification. The Borrower hereby agrees to hold the Lender and its officers, directors, employees, affiliates, shareholders, representatives, attorneys and agents harmless from and against all claims, damages, liabilities and expenses, including reasonable attorney fees and disbursements of counsel, which may be incurred by or asserted against any of them in connection with or arising out of any investigation, litigation, or proceeding relating to the Loan, except that the Borrowers shall not be required to indemnify the Lender to the extent that such claims, damages, liabilities or expenses arise from the gross negligence or willful misconduct of Lender.

Section 8.14 Waiver of Jury Trial. BORROWER AND LENDER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OR EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY LOAN, ADVANCE OR OTHER EXTENSION OF CREDIT TO THE BORROWER.

(Signatures on next page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective on the date first written above.

BORROWER:

FOREFRONT HOLDINGS, INC.

By:
Name:
Title:

Address:	Forefront Holdings, Inc.
835 Bill Jones Industrial Drive
Springfield, Tennessee 37172
Attention: Chief Executive Officer
Facsimile: (615) 384-1290

LENDER:

STANFORD VENTURE CAPITAL HOLDINGS, INC.

By:
Name:
Title:

Address:	Stanford Venture Capital Holdings, Inc.
6075 Poplar Avenue
Memphis, Tennessee 38119
Facsimile: (901) 680-5265

SCHEDULE 3.5

LITIGATION

None.

SCHEDULE 3.7

NO ADVERSE RESTRICTIONS OR DEFAULTS

None.

SCHEDULE 3.9

TITLE TO PROPERTY

None.